UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

ACELYRIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41696	85-2406735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4149 Liberty Canyon Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 730-0360

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	SLRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mardi C. Dier has resigned from her position as Chief Financial Officer and Chief Business Officer of ACELYRIN, Inc. (the “Company”) through mutual agreement between the Company and Ms. Dier. Her last day of employment with the Company will be August 15, 2023 (the “Resignation Date”). In connection therewith, the Company has entered into a Separation Agreement and Mutual General Release with Ms. Dier (the “Resignation Agreement”), pursuant to which the Company agreed to provide Ms. Dier with certain severance benefits, including the following: one year of her current base salary and COBRA health insurance premiums, a lump sum payment equal to 50% of her target bonus as pro-rated through the Resignation Date, and nine months of stock option award vesting acceleration with respect to her outstanding stock option awards. The foregoing description of the Resignation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Resignation Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference.

In connection with Ms. Dier’s resignation, the Company appointed Gil Labrucherie as the Company’s Chief Financial Officer on an interim basis, effective as of August 2, 2023, while the Company conducts a search for a permanent Chief Financial Officer. In such role, Mr. Labrucherie will serve as the Company’s principal financial officer and principal accounting officer. Prior to consulting, Mr. Labrucherie, age 52, served as Chief Financial Officer of the Company from July 2022 until November 2022 when he stepped down for personal family reasons. From June 2016 until July 2022, Mr. Labrucherie served as Chief Financial Officer for Nektar Therapeutics, and added the role of Chief Operating Officer of Nektar Therapeutics in October 2019. Mr. Labrucherie received his J.D. from the Berkeley Law School, his B.A. from the University of California, Davis and holds the Certified Financial Analyst designation from the CFA Institute. There are no arrangements or understandings between Mr. Labrucherie and any other person related to Mr. Labrucherie’s appointment as the Company’s interim Chief Financial Officer. There is no family relationship between Mr. Labrucherie and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Pursuant to a master consulting agreement between the Company and Mr. Labrucherie, Mr. Labrucherie will receive cash compensation of $500 per hour. Mr. Labrucherie has also entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 1, 2023. A copy of the master consulting agreement between Mr. Labrucherie and the Company will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELYRIN, INC.

Dated: August 2, 2023	By:	/s/ Shao-Lee Lin
Shao-Lee Lin, M.D., Ph.D.
Chief Executive Officer